Stifel Financial Corp. 1st Quarter 2009 Fiscal Year Earnings Conference Call May 11, 2009

Forward Statements This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus and Company, Inc. and its other subsidiaries (collectively, " SF" or the "Company"). These statements can be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect" and similar expressions. In particular, these statements may refer to our goals, intentions and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things changes in general economic and business conditions, actions of competitors, regulatory actions, changes in legislation and technology changes. To supplement our financial statements presented in accordance with GAAP, management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results.

1st Quarter 2009 Highlights Net revenues of $220.0 million, a 4% increase from the 1Q08. The PCG segment recorded net revenues of $110.5 million, a 4% decrease from the 1Q08. The ECM segment recorded net revenues of $47.1 million, a 4% decrease over the 1Q08. The FICM segment recorded net revenues of $58.4 million, a 33% increase from 1Q08. Net income of $13.2 million, or $0.44 per diluted share, an 8% decrease from 1Q08. 1Q09 pre-tax margin was 10% compared to 11% from 1Q08. 1Q09 annualized return on average equity was 9% compared to 14% from 1Q08. The number of Financial Advisors increased to 1,394 from 1,169 in 1Q08. We announced an agreement to acquire from UBS Financial Services Inc. up to 55 branches from UBS Wealth Management Americas branch network.

Chairman's Comments 1Q09 PCG and ECM results were negatively impacted by continuing difficult market conditions for investment banking and reduced valuations of customers' assets Excellent performance by our Fixed Income Capital Markets and Stifel Bank Overhead costs increased as we continued to make investments in all segments of the platform. Since 1/1/2008, we have: Hired 361 FA's and opening 55 PCG branches Added 134 revenue producing investment bankers, traders, institutional sales staff, and mortgage bankers Added 299 branch and home office support staff

Summary Income Statement

1st Quarter Normalized Pro Forma

Source of Revenues

Principal Transactions

Segment Comparison Excluding Acquisitions Total net revenues increased 4% despite difficult market conditions in 1Q09. Weakness in PCG & ECM were more than offset by FICM and Stifel Bank results

1st Quarter Segment Comparison (Excludes Acquisitions) Balanced business model facilitates growth during volatile markets Stable PCG business is augmented by profitable and growing Capital Markets.

Private Client Group Income Statements Commission & fee growth impacted by market decline Margins were lower due to market conditions, decline of managed money balances, and the opening of new offices and hiring Financial Advisors.

Equity Capital Markets Income Statements Commissions & principal transactions increased 6% during the quarter Industry wide slowdown in trading activity offset by market share gains Investment Banking weakness is driven by lack of public market activity Advisory business grew in the quarter

Fixed Income Capital Markets Income Statements Distribution model and scale drove revenue growth and margin expansion Fixed income markets remain favorable, in addition Stifel FICM continues to gain market share Continued strength in the flow business is driven by investments in Sales, Trading and Banking

Stifel Bank & Trust Income Statements

Stifel Bank & Trust Total assets increased $187 million, or 54%, from 12/31/2008 Cash and cash equivalents increased $199 million from 12/31/2008 to $226 million, resulting in significant on-balance sheet liquidity Retained loan portfolio declined $10 million, or 5%, from 12/31/2008 Allowance as a percentage of gross loans was 1.47%, which represented a 24 basis point increase from 12/31/2008 Net charge offs were $271,000 for the 1st quarter of 2009 Annualized losses as a percentage of average loans was 0.49% Less than $100,000 in loans past due more than 90 days Other Real Estate Owned (OREO) increased $2.1 million from $2.3 million as of 12/31/2008 to total $4.4 million $2.2 million of the increase represented one commercial real estate property which was sold in April for no additional loss; The balance of OREO as of April 30, 2009 totaled $1.9 million Over $240 million in loans sold into the secondary market in 1Q09, compared to $330 million for all of 2008 Gross mortgage revenues totaled $3.9 million in 1Q09, compared to $4.4 million for all of fiscal 2008 Only $3 million in retained mortgage loan originations in 1Q09 with a weighted average loan to value of 47% and weighted average FICO credit score of 789

Stifel Bank & Trust $226 million in on-balance sheet excess liquidity held in cash and cash equivalents The UBS transaction is expected to provide an additional $800 million in deposits available to the Bank Loan to Deposit Ratio of 47% Stock Secured (Reg. U) loans from the UBS transaction of approximately $190 million Conservative diversified bond portfolio strategy, primarily consisting of AAA rated bonds Deploying excess cash into Reg. U loans and a conservative bond portfolio could raise spreads in excess of 300 to 400 basis points over current yields earned on the excess cash position

Stifel Financial Balance Sheet Graphs Total Assets, Total Capitalization, Leverage Ratio, Book Value per Share

Capital Structure

Level 3 Assets

Other Financial Data

UBS Transaction Update Stifel announced today that it anticipates its principal operating subsidiary, Stifel, Nicolaus & Company, Incorporated, will acquire 55 branches from UBS Financial Services Inc. pursuant to its previously announced agreement to acquire certain UBS Wealth Management Americas branches. In connection with this transaction, approximately 320 of the 340 UBS Financial Advisors based at these locations have signed written commitments to join Stifel Nicolaus, representing approximately 97% of the 2008 compensable Financial Advisor revenue within these 55 branches. 55 branch offices that Stifel Nicolaus expects to acquire are located in 24 states throughout the country. These branch offices have approximately $15 billion in assets under management, including $213 million in Reg. U and Reg. T loans and $1.8 billion in money market and FDIC insured balances. In 2008, these branches generated estimated total revenue of approximately $120 million, including approximately $102 million in compensable Financial Advisor revenue.

UBS Transaction Furthers our Goals Extends our geographic presence Strengthens our brokerage position Enhances and accelerates Stifel Bank and Trust strategy Expected to be accretive in first year

Extends our Geographic Presence Map of our loacations

Strengthens our Brokerage Position Ranking of Company by RRs

Private Client Metrics Combined Stifel and UBS Gross revenue, Branch contribution margin, Financial Advisors, Assets under management, and Revenues per broker

What are we paying? The UBS transaction is structured as an asset purchase for cash at a premium over certain balance sheet items, subject to adjustments. The payments to UBS include: Upfront cash payment of approximately $29 million based on actual number of branchas and Financial Advisors acauired Annual earn out payments for two year periodbased on performance of the UBS Financial Advisors who become Stifel Nicolaus employees Aggregate payments of approximately $21.1 million for fixed assets and employee loans The above payments are variable based upon the number of Financial Advisors and branches acquired by Stifel Nicolaus.

Key Takeaways Adds significant capability and an attractive geographic complement to Stifel's Private Client Business Solid Financial terms Extends our geographic presence Strengthens our brokerage position Enhances and accelerates Stifel Bank and Trust strategy Expected to be accretive in first year

Stifel Outlook Unstable conditions in the Private Client market presents opportunity for Stifel to continue to grow organically and through M&A The uncertainty surrounding the largest domestic and European private client platforms impacts thousands of US-based Financial Advisors. Success with UBS signings is testament to the PCG platform Balanced business mix facilitates growth during volatile markets 50% of 2009 revenues generated by PCG and 48% by Capital Markets. Capital Markets turmoil creates a pool of very qualified candidates All segments of Capital Markets continued to build out platform and hire in 2009. Added Convertible capability to the ECM platform in 1Q09

Market Turmoil = Opportunity

Growth

Q&A - Questions and Answers